Exhibit 99.1
Joint Filing Agreement
The undersigned hereby agree that the Statement on Schedule 13D filed herewith (and any amendments thereto), relating to the common stock, par value $0.01 per share, of NovaMed, Inc., is being filed jointly with the Securities and Exchange Commission pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, on behalf of each such person.
March 2, 2011

HEALTHINVEST PARTNERS AB

By: /s/ ANDERS HALLBERG Name: Anders Hallberg
Title: Managing Director and CEO

HEALTHINVEST GLOBAL LONG/SHORT FUND

By: /s/ ANDERS HALLBERG Name: Anders Hallberg
Title: CEO of Managing Company

HEALTHINVEST VALUE FUND

By: /s/ ANDERS HALLBERG Name: Anders Hallberg
Title: CEO of Managing Company

HEALTHINVEST ACCESS FUND

By: /s/ ANDERS HALLBERG Name: Anders Hallberg
Title: CEO of Managing Company